SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported) October 9, 2003


                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


Delaware                            1-8712                62-0721803
(State or other                  (Commission            (IRS Employer
jurisdiction of                  File Number)          Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (864) 271-7733


  (Former name or former address, if changed since last report): Not applicable








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Item 7.  FInancial Statements and Exhibits

(c) Exhibits.

     99.1 Press Release of Bowater Incorporated dated October 9, 2003 reporting expected results of operations for the quarter ended September 30, 2003.


Item 12. Results of Operations and Financial Condition.

     On October 9, 2003, Bowater Incorporated (the "Company") issued a press release reporting expected results of operations for the quarter ended September 30, 2003 (the "Press Release"). A copy of the Press Release is filed herewith as Exhibit 99.1.

     The Press Release included one or more "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission's Regulation G. With respect to each such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles ("GAAP").

     These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company's on-going financial results and trends and believes that as a result, this information will be useful to investors.

     The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            BOWATER INCOPORATED
                                            (Registrant)


Date:  October 14, 2003             By:     /s/ David G. Maffucci
                                            Name: David G. Maffucci
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

                                    EXHIBITS

  99.1 Press Release of Bowater Incorporated dated October 9, 2003 reporting expected results of operations for the quarter ended September 30, 2003.